Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of QMed Inc. (the “Company”), on Form 10-K for the year ended November 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), Jane A. Murray, President and Principal Executive Officer of the Company and William T. Schmitt, Jr., Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Jane A. Murray

Jane A. Murray

President and Chief Executive Officer

March 25, 2008

/s/ William T. Schmitt, Jr.

William T. Schmitt, Jr.

Chief Financial Officer

March 24, 2008

[A signed original of this written statement required by Section 906 has been provided to QMed Inc. and will be retained by QMed Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]